Exhibit 23.2

KPMG LLP
Suite 800
1225 17th Street
Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 18, 2026, with respect to the combined financial statements of Sweetwater Trona Fund LP, Aggie Grazing Fund LP, and Cougar Utah Fund LP, incorporated herein by reference.

Denver, Colorado
August 4, 2026